Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Mass Megawatts Wind Power, Inc. (the "Company") on Form 10-K A for the year ending April 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jonathan Ricker, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section  13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jonathan Ricker
Jonathan Ricker
Chairman, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

October 29, 2010